Emmaus Life Sciences, Inc. 10-Q

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO SALE OR DISPOSITION MAY BE AFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.

EMMAUS LIFE SCIENCES, INC.

Convertible Promissory Note
(Cash Interest)
 (1 Year Term)

Principal Amount: $_______________	Loan Date: _______________________

  FOR VALUE RECEIVED, Emmaus Life Sciences, Inc., a Delaware corporation, located at 20725 S. Western Ave., Suite 136, Torrance, CA  90501 (“Borrower”) agrees to pay to ________________________ (“Lender”), the sum of $______________ U.S. Dollars (“Principal Amount”), together with accrued interest thereon at the rate of ten percent (10%) per annum, under the following terms and conditions of this Convertible Promissory Note (“Note”).

1.           Terms of Repayment (Balloon Payment):  From the Loan Date continuing thereafter until the one (1) year anniversary date of the Loan Date, the interest shall accrue at ten percent (10%) simple interest of the Loan Amount and Borrower shall make quarterly payments of interest only, as set forth in Attachment 1 hereto.   Lender shall have the right to convert the loan amount plus the accrued interest to common stocks at the stock price of $3.60 within term.   The entire unpaid principal and any accrued interest shall become immediately due and payable upon 1 year of the Loan Date.

2.           Prepayment:  This Note may be prepaid in whole or in part at any time without premium or penalty.  All prepayments shall first be applied to interest, and then to principal payments in the order of their maturity.

3.           Place of Payment:  All payments due under this note shall be sent to the Lender’s address, as noted in Attachment 1 hereto, or at such other place as the holder of this Note may designate in writing in the future.

4.           Conversion Option:  At any time during the one year term of this Note, Lender shall by giving written Notice of Conversion to the Borrower in the form attached hereto as Exhibit A, have the right to convert the Principal Amount to shares of Common Stock of Borrower (the “Shares”) at the Conversion Price of $3.60 per share. Upon conversion of this Note, Lender shall be subject to all requirements and transfer restrictions that Borrower may then have in effect with respect to the Shares and purchasers of Shares.

5.           Default:  In the event of default, the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees as permitted by law for the collection of this Note upon default.

6.           Additional Guarantor:  Lender understands and acknowledges that Emmaus Life Sciences, Inc. is the borrower of this Note. However, for added security to lender, this note is guaranteed by Yutaka Niihara, M.D., CEO, and Willis C. Lee, COO.

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7.           Acceleration of Debt:  If the Borrower fails to make any payment due under the terms of this Note or seeks relief under the U.S. Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership that is not vacated within thirty (30) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

8.           Modification:  No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by the parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

9.           Transfer of the Note:  The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Promissory Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note.

10.           Severability of Provisions:  If any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

11.           Choice of Law:  All terms and conditions of this Note shall be interpreted under the laws of California, U.S.A.

Signed Under Penalty of Perjury, this ________ day of __________, ___2012__

Emmaus Life Sciences, Inc.

By: Yutaka Niihara, M.D., President and CEO

By: Willis C. Lee, COO

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ATTACHMENT 1

Lender’s Name:

Lender’s Address:

Loan Amount:	USD $

Annual Interest at 10%
Per Annum on Loan Amount:	$

Maturity Date:

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Lender in order to convert the Note)

TO: Emmaus Life Sciences, Inc.

The undersigned hereby irrevocably elects to convert $_________________________of the principal amount of the Note issued to the Lender by Emmaus Life Sciences, Inc. (the “Company”) into shares of Common Stock of the Company according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Note unconverted:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Address:
Address:
Phone Number:

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[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]

SCHEDULE A

NOTEHOLDERS

Lender	Annual Interest Rate	Date of Loan	Term of Loan	Principal Loan Amount (1)	Conversion Price

Shitabata Family Trust	10%	10/3/2012	1 year	$1,620,540	$3.60

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